Exhibit 3.18

ARTICLES OF INCORPORATION

OF

ENTERTAINMENT DATA, INC. 2

FIRST; The name of this corporation is

Entertainment Data, Inc. 2

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in this State of this corporation’s initial agent for service of process is:

Marcy Z. Polier

8350 Wilshire Boulevard Blvd., Suite 210

Beverly Hills, California 90211

FOURTH: This corporation is authorized to issue only one class of shares of stock, which shall be common stock; and the total number of shares which this corporation is authorized to issue shall be One Thousand (1,000) of a par value of One Dollar ($1.00) per share.

FIFTH: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SIXTH: This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

/s/ Andrea Mitchell
ANDREA MITCHELL, Incorporator

March 19, 1993

Secretary of State

107 S. Broadway

Los Angeles, CA 90012

RE:	Entertainment Data, Inc. 2

Gentlemen:

This will serve to authorize the use of the name: “Entertainment Data, Inc. 2” in connection with the formation of a California corporation by the law firm of Mitchell, Silberberg & Knupp.

Sincerely,

ENTERTAINMENT DATA, INC.

By:	/s/ Marcy Z. Polier
Marcy Z. Polier
President

8350 WILSHIRE BLVD • SUITE 210 • BEVERLY HILLS, CA 90211 • PHONE: (213) 658-8300 • FAX: (213) 658-6650

LOS ANGELES • NEW YORK • DALLAS • CHICAGO • ATLANTA • TORONTO • LONDON

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ENTERTAINMENT DATA, INC. 2

We, Harris Black the Vice President and Ellenore O’Hanrahan the Secretary of ENTERTAINMENT DATA, INC. 2, a corporation duly organized and existing under the laws of State of California, do hereby certify:

1.	That they are the Vice President and the Secretary, respectively, of ENTERTAINMENT DATA, INC. 2, a California corporation

2.	That an amendment to the Articles of Incorporation of this corporation has been approved by the Board of Directors.

3.	The amendment so approved by the Board of Directors is as follows:

Article First of the Articles of Incorporation of said corporation be amended to read in full as follows:

“The name of the corporation is ACNIELSEN EDI II, INC.”

4.	That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporation Code.

5.	The designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve
Common	1,000	More than 50%

6.	That the number of shares of the each class of stock which gave written consent in favor of said amendment exceeded the minimum percentage vote required of each class entitled to vote.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Stamford, Connecticut on March 9, 1998.

/s/ Harris Black
Harris Black, Vice President

/s/ Ellenore O’Hanrahan
Ellenore O’Hanrahan, Secretary

Mary A. Dresdow

Secretary

March 16, 1998

Re:	ENTERTAINMENT DATA, INC. 2, a California corporation

Proposed Name change to ACNIELSEN EDI II, INC.

TO WHOM IT MAY CONCERN:

A. C. Nielsen Company, a Delaware corporation, holding a Certificate of Authority to transact business in the State of California, Corporation No. CO363397, hereby grants permission to ENTERTAINMENT DATA, INC. 2 to use A.C. Nielsen in its name in the State of California.

A. C. NIELSEN COMPANY

By	/s/ Mary A. Dresdow
Mary A. Dresdow
Secretary

150 North Martingale Road, Schaumburg, Illinois 60173-2076 • Phone: 847-605-5093 • Fax: 847-605-2548

http://acnlelsen.com